Exhibit 4.1

(Brooklyn, NY) SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT IS THE RECORD HOLDER OF THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. COMMON STOCK CUSIP 56854Q 10 1 MP FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $0.001 PAR VALUE PER SHARE, OF PRESIDENT AND CHIEF EXECUTIVE OFFICER CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE MARINUS PHARMACEUTICALS, INC. transferable on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registerd by the Registrar. WITNESS the facimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE •••••••••••••••••••••••••••••••••• •••• •••••• •••• ••••• •••••••••••• z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z z MARINUS PHARMACEUTICALS, INC. SEAL 2003 DELAWARE CORPORATE

The Corporation is authorized to issue more than one class of stock. The Corporation shall furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT — Custodian
TEN ENT —	as tenants by the entireties	(Cust)	(Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                   Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                   Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.